Exhibit 99.1

Apple Reports First Quarter Results

Apple Delivers Record Revenue & Earnings

CUPERTINO, California—January 18, 2006—Apple® today announced financial results for its fiscal 2006 first quarter ended December 31, 2005, reporting the highest revenue and earnings in the Company’s history. Apple posted revenue of $5.75 billion and a net quarterly profit of $565 million, or $.65 per diluted share, in this 14-week quarter. These results compare to revenue of $3.49 billion and a net profit of $295 million, or $.35 per diluted share, in the year-ago quarter. Gross margin was 27.2 percent, down from 28.5 percent in the year-ago quarter. International sales accounted for 40 percent of the quarter’s revenue.

Apple shipped 1,254,000 Macintosh® computers and 14,043,000 iPods during the quarter, representing 20 percent growth in Macs and 207 percent growth in iPods over the year-ago quarter.

“We are thrilled to report the best quarter in Apple’s history,” said Steve Jobs, Apple’s CEO. “Two highlights of an incredible quarter were selling 14 million iPods and getting ready to launch our new Macs with Intel processors five to six months ahead of expectations. We are working on more wonderful products for 2006, and I can’t wait to see what our customers think of them.”

“We’re very pleased to report year-over-year revenue growth of 65 percent and net income that was nearly twice the year-ago level,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the second quarter of fiscal 2006, we expect revenue of about $4.3 billion. We expect GAAP earnings per diluted share of about $.38, including an estimated $.04 per share expense impact from non-cash stock-based compensation, translating to non-GAAP EPS of about $.42.”

Apple will provide live streaming of its Q1 2006 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PST on Wednesday January 18, 2006 at http://www.apple.com/quicktime/qtv/earningsq106/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings as well as the estimated expense impact of non-cash stock-based compensation for the second quarter of fiscal 2006. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources including G4 and G5 microprocessors; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party digital content; the ability of the Company to successfully evolve its operating system; the ability of the Company to make timely delivery of new products with Intel microprocessors and related hardware and software technological changes and innovations to support Intel microprocessors; the development and availability on acceptable terms of components and services essential to enable the Company to deliver products based on Intel microprocessors in a timely manner; the Company’s dependency on third-party software developers to timely develop future applications that support Intel microprocessors and Power PC microprocessors; and the potential negative ramifications of the transition of all Macs to Intel microprocessors by the end of calendar 2006, or the announcement of such planned transition, for sales of current or future Mac products with Power PC processors as well as for the Company’s obligations under component purchase agreements. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2005, and the Company’s Form 10-Q for the quarter ended December 31, 2005 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning desktop and notebook computers, OS X operating system, and iLife and professional applications. Apple is also spearheading the digital music revolution with its iPod portable music players and iTunes online music store.

Press Contact:

Steve Dowling

(408) 974-1896

dowling@apple.com

Investor Relations Contacts:

Nancy Paxton

(408) 974-5420

paxton1@apple.com

Joan Hoover

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2006 Apple Computer, Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, Power Mac, and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	December 31, 2005	September 24, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$4,150	$3,491
Short-term investments	4,557	4,770
Accounts receivable, less allowances of $50 and $46, respectively	1,331	895
Inventories	244	165
Deferred tax assets	471	331
Other current assets	1,409	648
Total current assets	12,162	10,300
Property, plant, and equipment, net	855	817
Goodwill	69	69
Acquired intangible assets	24	27
Other assets	1,071	338
Total assets	$14,181	$11,551

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,896	$1,779
Accrued expenses	2,164	1,705
Total current liabilities	5,060	3,484
Non-current liabilities	741	601
Total liabilities	5,801	4,085

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 845,617,174 and 835,019,364 shares issued and outstanding, respectively	3,815	3,521
Deferred stock compensation	—	(60)
Retained earnings	4,570	4,005
Accumulated other comprehensive income (loss)	(5)	—
Total shareholders’ equity	8,380	7,466
Total liabilities and shareholders’ equity	$14,181	$11,551

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED
	December 31, 2005	December 25, 2004

Net sales	$5,749	$3,490
Cost of sales (including stock-based compensation expense of $5 and $0, respectively)	4,185	2,494
Gross margin	1,564	996

Operating expenses:
Research and development (including stock-based compensation expense of $15 and $2, respectively)	182	123
Selling, general, and administrative (including stock-based compensation expense of $24 and $8, respectively)	632	470
Total operating expenses	814	593

Operating income	750	403

Other income and expense	81	26

Income before provision for income taxes	831	429
Provision for income taxes	266	134

Net income	$565	$295

Earnings per common share:
Basic	$0.68	$0.37
Diluted	$0.65	$0.35

Shares used in computing earnings per share (in thousands):
Basic	830,781	789,032
Diluted	874,207	838,174

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(in millions, except share and per share amounts)

	Three Months Ended December 31, 2005				Three Months Ended December 25, 2004
	As Reported	Non-GAAP Adjustments	(a)	Non-GAAP	As Reported	Non-GAAP Adjustments	(a)	Non-GAAP

Gross Margin	$1,564	$5	(b)	$1,569	$996	$—		$996

Operating expenses	814	(39	)(b)	775	593	(10	)(c)	583

Operating income	750	44	(b)	794	403	10	(c)	413

Provision for income taxes	266	14	(d)	280	134	1	(d)	135

Net income	$565	$30		$595	$295	$9		$304

Earnings per common share:
Basic	$0.68			$0.72	$0.37			$0.39
Diluted	$0.65			$0.68	$0.35			$0.36

Shares used in computing earnings per share (in thousands):
Basic	830,781			830,781	789,032			789,032
Diluted	874,207			874,207	838,174			838,174

(a)  These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash stock-based compensation, restructuring costs, and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation in its fiscal quarter ended December 31, 2005.  Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

(b)  These adjustments reflect the non-cash stock-based compensation expense as measured under SFAS No. 123R related to unvested stock awards, including stock options, restricted stock, restricted stock units, and employee stock purchase plan shares.  The fair-value calculated expense as determined on the awards’ grant date is recognized as the requisite service is rendered.

(c)   These adjustments reflect the non-cash compensation expense as measured under APB No. 25 related primarily to restricted stock awarded to the Company’s CEO in fiscal 2003 and restricted stock units awarded to selected members of the Company’s senior management team in fiscal 2004 and 2005. Note that neither the Company’s GAAP nor non-GAAP results of operations in fiscal year 2005 included the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.

(d)  Amount reflects the expected tax impact on the above noted non-GAAP adjustments.

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL GUIDANCE SUMMARY

(in millions, except per share amounts)

The financial guidance provided below is an estimate based on information available as of January 18, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2005, and the Company’s Form 10-Q for the quarter ended December 31, 2005 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Q2 2006 Financial Guidance Summary
	GAAP	Non-GAAP Adjustments	(a)	Non-GAAP

Gross margin	27.8%	0.1	%(b)	27.9%

Operating expenses	$774	(44	) (b)	$730

Provision for income taxes	$158	15	(c)	$173

Diluted earnings per common share	$0.38	$0.04	(d)	$0.42

(a)  These adjustments reconcile the Company’s GAAP to its non-GAAP financial guidance for the second quarter of fiscal 2006. The Company believes that excluding items such as non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(b)  Reflects the expected non-cash compensation expense attributable to stock-based compensation awards including stock options, restricted stock, restricted stock units, and employee stock purchase plan shares. This amount reflects the total estimated expense from the application of SFAS No. 123R, which the Company adopted in the first quarter of fiscal 2006.

(c)   Amount reflects the expected tax impact on the above noted non-GAAP adjustments.

(d)  This adjustment represents the expected net of tax impact on earnings per share from the non-GAAP adjustments related to stock-based compensation expense.